Exhibit 10.05(c)
FORM OF
AMENDMENT NO. 3
TO
CUSTOMER AGREEMENT

WHEREAS, MORGAN STANLEY CHARTER GRAHAM L.P., a Delaware limited partnership (the “Customer”), and MORGAN STANLEY & CO. INCORPORATED, formerly Morgan Stanley DW Inc., a Delaware corporation (the “Commodity Broker”), have agreed to amend the Customer Agreement, dated as of the 13th day of November 2000, as amended and supplemented from time to time, (the “Customer Agreement”), by and between the Customer and the Commodity Broker, to reflect the merger of Morgan Stanley DW Inc. into Morgan Stanley & Co. Incorporated, and to amend the rate of interest income credited to the Customer’s account by the Commodity Broker. Terms used and not otherwise defined herein have the meanings ascribed to such terms in the Customer Agreement.

WHEREAS, all provisions contained in the Customer Agreement remain in full force and effect and are modified only to the extent necessary to provide for the amendments set forth below.

NOW, THEREFORE, the parties hereto hereby amend the Customer Agreement as follows:

1.
Morgan Stanley DW Inc. has been merged into Morgan Stanley & Co. Incorporated and any references to “DEAN WITTER REYNOLDS, INC.”, the predecessor to Morgan Stanley DW Inc., shall mean “MORGAN STANLEY & CO. INCORPORATED”.

2.	The third sentence of Section 7 Investment of Customer Funds is deleted in its entirety and replaced with the following:

“The Commodity Broker will credit the Customer with interest income on the Customer’s funds on deposit with the Commodity Broker and its affiliates at each month-end. Funds held by the Commodity Broker and its affiliates to meet the margin requirements on the Customer’s futures, forward, and option contracts will be credited with interest income at a rate approximately equivalent to the rate the Commodity Broker and its affiliates pay other customers on margin deposits. Funds not required to meet such margin requirements will be credited with interest income at a rate equal to the monthly average of the 4-Week U.S. Treasury bill discount rate during such month.”

3.	This Amendment No. 3 shall be governed and construed under the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment No. 3 to the Customer Agreement has been executed for and on behalf of the undersigned as of the [] day of [] 2007.

MORGAN STANLEY CHARTER GRAHAM L.P. By: Demeter Management Corporation, General Partner By: ____________________ Name: Title: MORGAN STANLEY & CO. INCORPORATED By: ______________________ Name: Title: